                                NCO GROUP, INC.
                                ---------------

                      EXECUTIVE SALARY CONTINUATION PLAN
                      ----------------------------------

                          (Effective January 1, 1998)

                                NCO GROUP, INC.
                                ---------------

                      EXECUTIVE SALARY CONTINUATION PLAN
                      ----------------------------------

                          (Effective January 1, 1998)

                               TABLE OF CONTENTS
                               -----------------

ARTICLE           SUBJECT MATTER                                                                                Page
-------           --------------                                                                                ----

I                 DEFINITIONS.....................................................................................1

II                BENEFITS........................................................................................2

III               APPLICATION FOR BENEFITS AND CLAIM PROCEDURES...................................................3

IV                PLAN ADMINISTRATION.............................................................................5

V                 ALLOCATION AND DELEGATION OF AUTHORITY AND RESPONSIBILITY.......................................7

VI                AMENDMENT AND TERMINATION OF THE PLAN...........................................................8

VII               MISCELLANEOUS PROVISIONS........................................................................8

EXHIBIT I

                                NCO GROUP, INC.
                                ---------------

                      EXECUTIVE SALARY CONTINUATION PLAN
                      ----------------------------------

                          (Effective January 1, 1998)
                          ---------------------------


                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

         Sec. 1.01 "Active Employment" shall mean a period of time during which the Participant is rendering services to a Participating Employer or Affiliate.

         Sec. 1.02 "Affiliate" shall mean any entity in which any Participating Employer has any direct or indirect interest.

         Sec. 1.03 "Beneficiary" shall mean the persons or entities designated by the Participant in writing, on a form prescribed by the Plan Administrator, to be his/her Beneficiaries under the Plan. As to any Participant who dies and who has not designated a Beneficiary (or who is not survived by any such designated Beneficiary), the following classes of takers, each class to take to the exclusion of all subsequent classes, with all members of that class to share equally:

                  (a) The Participant's surviving spouse,

                  (b) The Participant's lineal descendants (including adopted persons and stepchildren) per stirpes,

                  (c) The Participant's surviving parents, and

                  (d) The Participant's estate.

         Sec. 1.04  "Board" shall mean the board of directors of the Employer.

         Sec. 1.05  "Effective Date" shall mean January 1, 1998.

         Sec. 1.06 "Eligible Class Employee" shall mean each Employee of a Participating Employer who in the sole discretion of the Board, or its duly appointed committee, is determined to be a member of a select group of management or highly compensated Employees.

         Sec. 1.07 "Employee" shall mean each person in the employ of the Participating Employer.

         Sec. 1.08 "Employer" shall mean NCO Group, Inc., a Pennsylvania corporation, and any successor entity that adopts this Plan. The term "Participating Employer" shall mean the Employer and any other entity which, with the consent of the Board, adopts this Plan.

         Sec. 1.09 "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         Sec. 1.10 "Participant" shall mean any Employee who has been or who is an Eligible Class Employee and who has been selected by the Board, a duly authorized committee of the Board or President of the Employer to participate in this Plan. The list of Participants shall be indicated on Exhibit I to the Plan, as revised from time to time.

         Sec. 1.11 "Participation Agreement" shall mean the agreement entered into by the Participating Employer and the Participant that provides the specific benefit payable to the Participant's Beneficiary, and other terms relevant thereto, with respect to this Plan.

         Sec. 1.12 "Plan" shall mean the NCO Group, Inc. Executive Salary Continuation Plan, as set forth herein, and as the same may be amended from time to time hereafter.

         Sec. 1.13 "Plan Administrator" shall mean the person or committee named as such pursuant to the provisions of this Plan, or, in the absence of any such appointment, the Employer.


                                  ARTICLE II
                                  ----------
                                 PLAN BENEFITS
                                 -------------


         Sec. 2.01 Death Benefit

                  (a) General. The Beneficiary of any Participant who dies while in Active Employment shall be provided with a salary continuation benefit commencing on the sixtieth (60th) day following the Participant's death, in accordance with the terms and conditions set forth in the Participant's Participation Agreement. The total death benefit payable under this Plan shall be payable to the Beneficiary over a period of time as set forth in the Participant's Participation Agreement.

                  (b) Limitation. In the event the Participant's death shall be the result of suicide or should the Participant be found to have committed fraud in completion of any insurance application or other documentation relied upon by the Plan Administrator or Employer, then no death benefits shall be payable to the Participant nor to any Beneficiary. For the purposes of this subsection, the Plan Administrator shall determine if the Participant's death was the result of suicide or if the Participant committed fraud, with reference to the relevant facts and circumstances available at the time of the Participant's death. If subsequent to the Plan Administrator's determination, additional facts are made available, the Plan Administrator, in its sole discretion, may reverse its determination and the Company shall be entitled to full reimbursement of any benefits paid.

         Sec. 2.02 Other Termination of Active Employment. Any Participant whose Active Employment is terminated for any reason other than his/her death shall cease participation in this

Plan and shall forfeit his/her benefits under this Plan and his/her Participation Agreement shall become null and void.

         Sec. 2.03 Benefit Offset. In the sole discretion of the Plan Administrator, benefits or rights of any Participant may be reduced by any outstanding debt owed by the Participant to a Participating Employer or an Affiliate, including but not limited to any loan to the Participant, advanced vacation pay or salary or expense advances. In addition, the Participant's benefit or rights under this Plan shall be reduced by any supplemental retirement plan benefit payable by the Employer, Participating Employer or Affiliate upon the Participant's retirement, death or other termination of service.


                                  ARTICLE III
                                  -----------
                APPLICATION FOR BENEFITS AND CLAIMS PROCEDURES
                ----------------------------------------------

         Sec. 3.01 Application for Benefits. Each Participant and/or Beneficiary who believes that he/she is eligible for benefits under this Plan may apply for such benefits by completing and filing with the Plan Administrator an application for benefits on a form supplied by the Plan Administrator. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Plan Administrator deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death or disability), and location and residence shall be required of all applicants for benefits. Written notice of the disposition of a claim shall be furnished to the applicant within 90 days after the application for benefits is filed with the Plan Administrator, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision.

         Sec. 3.02 Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim has been so denied shall be notified of such denial in writing by the Plan Administrator. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, shall describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant or Beneficiary, as the case may be, of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

                  (a) The Participant or Beneficiary whose claim has been denied shall file with the Plan Administrator a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Plan Administrator of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

                  (b) The Plan Administrator, within thirty (30) days of receipt of the Participant's or Beneficiary's notice of appeal, shall establish a hearing date on which the Participant or Beneficiary (or his/her attorney or other authorized representative) may make an oral presentation to the "Named Appeals Fiduciary" (as appointed pursuant to Section 4.03) in support of his/her appeal. The Participant or Beneficiary (or representative) shall have the right to submit written or oral evidence and argument in support of his/her claim at such hearing. The Participant or Beneficiary shall be given not less than ten (10) days' notice of the date set for the hearing. At the hearing (or prior thereto upon five (5) business days' written notice to the Plan Administrator), the Participant or Beneficiary (or representative) shall have an opportunity to review all documents which are pertinent to the claim at issue.

                  (c) The Named Appeals Fiduciary shall consider the merits of the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Named Appeals Fiduciary shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his/her interest, and the Named Appeals Fiduciary shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

                  (d) The Named Appeals Fiduciary shall render a determination within 60 days of the receipt of the appeal (unless there has been an extension of no more than 60 days due to special circumstances, provided that the delay and the special circumstances occasioning it are communicated to the claimant in writing within the first 60-day period). That determination shall be accompanied by a written statement presented in a manner calculated to be understood by the Participant or Beneficiary and shall include specific reasons for the determination and specific references to the pertinent Plan provisions on which the determination is based. The determination so rendered shall be binding upon all parties.

         Sec. 3.03 Appointment of the Named Appeals Fiduciary. The Named Appeals Fiduciary shall be the person or persons named as such by the Board, or, if no such person or persons be named, then the person or persons named by the Plan Administrator as the Named Appeals Fiduciary. Named Appeals Fiduciaries may at any time be removed by the Board, and any Named Appeals Fiduciary named by the Plan Administrator may be removed by the Plan Administrator. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein unless appointed to other fiduciary responsibilities.

                                  ARTICLE IV
                                  ----------
                              PLAN ADMINISTRATION
                              -------------------

         Sec. 4.01 Appointment and Tenure. The Plan Administrator shall consist of a committee of one (1) or more persons who shall serve at the pleasure of the Board. Any committee member may resign by delivering his/her written resignation to the Employer. Vacancies arising by the death, resignation or removal of a committee member shall be filled by the Board. If the Board fails to act, and in any event, until the Board so acts, the remaining members of the committee may appoint an interim committee member to fill any vacancy occurring on the committee. If no person has been appointed to the committee, or if no person remains on the committee, the Employer shall be deemed to be the Plan Administrator.

         Sec. 4.02 Meetings; Majority Rule. Any and all acts of the Plan Administrator taken at a meeting shall be by a majority of all members of the committee. The Plan Administrator may act by vote taken in a meeting (at which a majority of members shall constitute a quorum) if all members of the committee have been given at least ten (10) days' written notice of such meeting or have waived notice. The Plan Administrator may also act by unanimous consent in writing without the formality of convening a meeting.

         Sec. 4.03 Delegation. The Plan Administrator, by written majority decision, may delegate to each or any one of its members, or to its Secretary, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the committee, even though he/she alone may sign any document required by third parties.

         The Plan Administrator shall elect one of its members to serve as Chairperson. The Chairperson shall preside at all meetings of the committee or shall delegate such responsibility to another committee member. The committee shall elect one person to serve as Secretary to the committee. All third parties may rely on any communication signed by the Secretary, acting as such, as an official communication from the Plan Administrator.

         Sec. 4.04 Authority and Responsibility of the Plan Administrator. The Plan Administrator shall have the following duties and responsibilities:

                  (a) to maintain and preserve records relating to Plan Participants, former Participants, and their Beneficiaries;

                  (b) to prepare and furnish to Participants all information required under Federal law or the provisions of this Plan;

                  (c) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, the Securities and Exchange Commission, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

                  (d) to construe the provisions of the Plan, to correct defects therein and to supply omissions thereto;

                  (e) to engage assistants and professional advisers;

                  (f) to provide procedures for determination of claims for benefits; and

                  (g) to retain records on elections and waivers by Participants, their spouses and their Beneficiaries, as further set forth herein.

         Sec. 4.05 Reporting and Disclosure. The Plan Administrator shall keep all individual and group records relating to Plan Participants, and Beneficiaries, and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Employer and to each Participant and Beneficiary for examination during business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and those records and documents relating to all Participants generally. The Plan Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by the Code, and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Plan Administrator the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by any other party to whom such responsibilities are delegated by law or by this Plan.

         Sec. 4.06 Construction of the Plan. The Plan Administrator shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Plan Administrator shall have the sole and absolute discretion to interpret the Plan and shall resolve all questions arising in the administration, interpretation and application of the Plan. It shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of, or against, any person and so as to treat all persons in similar circumstances uniformly. The Plan Administrator shall correct any defect, reconcile any inconsistency, or supply any omission with respect to this Plan. All such corrections, reconciliations, interpretations and completions of Plan provisions shall be final and binding upon the parties.

         Sec. 4.07 Engagement of Assistants and Advisers; Plan Expenses. The Plan Administrator shall have the right to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable, including, but not limited to:

         (a)      accountants;

         (b)      actuaries;

         (c)      attorneys;

         (d)      consultants;

         (e)      clerical and office personnel; and

         (f)      medical practitioners.

The expenses incurred by the Plan Administrator in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Employer.

         Sec. 4.08 Compensation of the Plan Administrator. The Plan Administrator shall serve without compensation for its services as such, but all expenses of the Plan Administrator shall be paid or reimbursed by the Employer.

         Sec. 4.09 Indemnification of the Plan Administrator. Each member of the committee constituting the Plan Administrator shall be indemnified by the Employer against costs, expenses and liabilities (other than amounts paid in settlement to which the Employer does not consent) reasonably incurred by him/her in connection with any action to which he/she may be a party by reason of his/her service as Plan Administrator except in relation to matters as to which he/she shall be adjudged in such action to be personally liable for gross negligence or willful misconduct in the performance of his/her duties. The foregoing right to indemnification shall be in addition to such other rights as the committee member may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any right to indemnification to which the committee member may be entitled pursuant to the articles of incorporation or by-laws of the Employer.


                                   ARTICLE V
                                   ---------
                         ALLOCATION AND DELEGATION OF
                         ----------------------------
                         AUTHORITY AND RESPONSIBILITY
                         ----------------------------

         Sec. 5.01 Authority and Responsibilities of Employer. The Employer, as Plan sponsor, shall have the following (and only the following) authority and responsibility:

                  (a) to appoint members of the Plan Administrator and shall serve as Plan Administrator in the absence of an appointed Plan Administrator;

                  (b) to communicate such information to the Plan
         Administrator as needed for proper performance of its duties; and


                  (c) to provide channels and mechanisms through which the Plan Administrator can communicate with Participants and their Beneficiaries.

In addition, the Employer shall perform such duties as are imposed by law or by regulation.

         Sec. 5.02 Authority and Responsibilities of the Plan Administrator. The Plan Administrator shall have the authority and responsibilities imposed by Article IV hereof. With respect to the said authority and responsibility, the Plan Administrator shall have no authority and responsibility other than as granted in this Plan, or as imposed by law.


                                  ARTICLE VI
                                  ----------
                     AMENDMENT AND TERMINATION OF THE PLAN
                     -------------------------------------

         Sec. 6.01 Amendment. The provisions of this Plan may be amended at any time and from time to time by the Employer.

         Sec. 6.02 Plan Termination.

                  (a) Right Reserved. The Employer reserves the right to completely or partially terminate this Plan and the benefits provided hereunder.

                  (b) Effect on Retired Persons, Etc. Termination of the Plan shall have no effect upon payment of benefits to Beneficiaries and former Participants' estates, whose benefit payments commenced prior to Plan termination.


                                  ARTICLE VII
                                  -----------
                           MISCELLANEOUS PROVISIONS
                           ------------------------

         Sec. 7.01 Unsecured Creditor. The right of a Participant or his/her Beneficiary to any benefits under this Plan shall be solely those of an unsecured creditor of the Participating Employer. Any insurance policy, annuity or other assets acquired by or held by the Employer or Participating Employer in connection with the liabilities assumed by it pursuant to the Plan shall not be deemed to be held under any trust for the benefit of the Participant or his/her Beneficiary or to be security for the performance of the obligations of the Employer or Participating Employer, but shall be, and remain a general, unpledged and unrestricted asset of the Employer or Participating Employer.

         Sec. 7.02 Nonalienation of Benefits. None of the payments, benefits or rights of any Participant or Beneficiary shall be subject to any claim of any creditor of such person and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant or Beneficiary. No Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he/she may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary or Beneficiaries as appropriate. Compliance with the provisions and conditions of a domestic relations order approved by the Plan Administrator shall not be considered a violation of this provision.

         Sec. 7.03 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, Eligible Class Employee, or any person whomsoever, the right to be retained in the service of the Participating Employer, and all Participants and other Eligible Class Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

         Sec. 7.04 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

         Sec. 7.05 Unfunded Plan. The Employer and Participating Employers shall not be required to establish any segregated account, trust, escrow, reserve or other arrangement to pay the benefits hereunder. The Employer and each Participating Employer reserves the absolute right, as its sole discretion, to either fund the obligations undertaken by it under this Plan or to refrain from funding the same and to determine the extent, nature and method of such funding. If the Employer or any Participating Employer elects to fund this Plan, in whole or in part, through the purchase of life insurance, the Employer or such Participating Employer reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Participant or Beneficiary be deemed to have any lien nor right, title or interest in or to any life insurance policy or to any assets of the Employer or any Participating Employer.

         Sec. 7.06 Heirs, Assigns and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future, and all persons for whose benefit there exists any approved domestic relations order with respect to any Participant (except that no successor to the Employer shall be considered a Plan sponsor unless that successor adopts this Plan).

         Sec. 7.07 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Plan Administrator, the Employer and all other parties with respect thereto.

         Sec. 7.08 Lost Payees. A benefit shall be deemed forfeited if the Plan Administrator is unable to locate a Participant or Beneficiary to whom payment is due, provided, however, that such benefit shall be reinstated, without interest, if a claim is made by the Participant or Beneficiary for the forfeited benefit.

         Sec. 7.09 Reliance on Data and Consents. The Employer, the Plan Administrator and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by the Participant and his/her Beneficiaries, including, without limitation, data with respect to age, health and marital status. Furthermore, the Employer, the Participating Employer, the Plan Administrator and all others associated with the operation of the Plan may reasonably rely on all consents, elections and designations filed with the Plan by any Participant, any Beneficiary of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants and Beneficiaries to advise the appropriate parties of any change in such data.

         Sec. 7.10 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

         Sec. 7.11 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

         Sec. 7.12 Controlling Law. This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by Federal law, which shall otherwise control.

         IN WITNESS WHEREOF, and as evidence of its adoption of this Plan, the
Employer has caused the same to be executed this day      of      , 1998.


ATTEST:                                             NCO GROUP, INC.


                                                    By:
----------------------------                           ------------------------
Secretary                                                  President

                                   EXHIBIT I
                                   ---------


Participants                                             Date of Participation
------------                                             ---------------------